Exhibit 99.1

DRI Corporation Announces Mobitec® Order in Western Europe

Order Valued at Approximately $550,000 USD

DALLAS--(BUSINESS WIRE)--June 2, 2011--DRI Corporation (NASDAQ: TBUS), a digital communications technology leader in the global surface transportation and transit security markets, announced today that the Company’s Mobitec AB (the “Mobitec Group”) subsidiary in Herrljunga, Sweden, has received an order for Mobitec® electronic information display systems (“EIDS”) from an original equipment manufacturer (“OEM”) on behalf of a transit operator in Western Europe. The order is valued at approximately $550,000 USD.

David L. Turney, the Company’s Chairman of the Board and Chief Executive Officer, said: “This Mobitec® EIDS order is strategically significant for several reasons, not the least of which is that it is our first order for this Western European transit system operator through this OEM. This particular Western European location also is a showcase transit market position. Deliveries are expected to conclude in fourth quarter 2011.”

Oliver Wels, the Company’s President and Chief Operating Officer, Global Operations, said: “We strive to provide nothing less than excellence in terms of our commitment to global customer service and the manufacture of our high-quality, technologically advanced transit communications products. We believe that our dedication to helping our customers meet their long-term needs with the right technology at the right price is enabling us to gain a greater foothold in Western Europe.”

ABOUT MOBITEC GROUP

The Mobitec Group, established in 1987 and acquired by DRI Corporation in 2001, is a premier supplier of electronic information display systems in more than 50 countries around the world. Products include: Mobitec® MobiLED, Mobitec® MobiLED Colour, Mobitec® Smartblind, and Mobitec® MobiSTOP electronic information display systems; Mobitec® NSI Next Stop Indicator; Mobitec® MobiQuickCard™; Mobitec® MobiVOICE voice announcement system; Mobitec® ICU 400 and ICU 600 control units; and Mobitec® MobiInfoEdit software. The Mobitec Group is based in Herrljunga, Sweden. It presently operates business units in Australia, Brazil, Germany and Singapore, as well as a joint venture in India. For more information about the Mobitec Group, visit www.mobitec.eu.

ABOUT THE COMPANY

DRI Corporation is a digital communications technology leader in the global surface transportation and transit security markets. We manufacture, sell and service Mobitec® and TwinVision® electronic information display systems and Digital Recorders® engineered systems. These proprietary systems and other related products and services help increase the mobility, flow, safety and security of public transportation agencies and their passengers. From our inception in 1983 through our fiscal year-end on Dec. 31, 2010, we’ve grown our product installations to include public transit fleets in more than 50 countries, our annual sales revenues to $87.3 million, and our global workforce to 275 people. We presently have operations and/or sales offices in Australia, Brazil, Germany, Singapore, Sweden and the United States, a joint venture in India, and corporate administrative offices in Dallas, Texas. We also are expanding into Russia. The next time you see a bus, think of us.SM For more information, visit www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements regarding the anticipated product delivery and installation timeframe; the ongoing success of our cooperation with OEMs and transit operators in Western Europe; and any statement, express or implied, concerning future events or expectations or which use words such as “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” “forecast,” “opinion,” etc., is a forward-looking statement. These forward-looking statements are subject to risks and uncertainties, including the risks and uncertainties that the anticipated product delivery and installation timeframe may change; the ongoing success of our cooperation with OEMs and transit operators in Western Europe may not continue; as well as other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K filed April 15, 2011 and its Quarterly Report on Form 10-Q as filed May 16, 2011, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

CONTACT:
DRI Corporation Contact:
Veronica B. Marks
Vice President, Corporate Communications and Administration
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: ir@digrec.com